UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

January 17, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2008, the board of directors for Basin Water, Inc. (the “Company”) appointed Richard Reese to serve as an executive officer of the Company with the title Vice President of Marketing. Mr. Reese was hired by the Company on September 24, 2007. Prior to joining the Company, Mr. Reese had served in management roles within Siemens Water Technologies, Inc., which was previously known as Veolia Water North America and United States Filter Corporation (“USFilter”). Mr. Reese served as Vice President, General Manager of Aftermarket within the Services & Products segment (2003 – 2007), Senior Vice President, Marketing within the Services Group of Veolia Water/USFilter (2002 – 2003), Vice President, Customer Service & Satisfaction (2000 – 2002) for USFilter, and Vice President, General Manager of the Recovery Services Southwest, a business unit of USFilter (1997 – 2000). Prior to joining USFilter, Mr. Reese served in Regional Vice President and Business Development roles with Mobley Environmental Services, Inc., as an Operations manager for Browning Ferris Waste Management Systems Inc., and as an engineer for R.J. Brown and Associates of America and J.P. Kenny Offshore Engineering. Mr. Reese holds a B.S. degree in Ocean Engineering from Texas A&M University and an MBA from the University of Texas.

Mr. Reese is paid an annual base salary of $200,000. On September 24, 2007, Mr. Reese received a restricted stock award of 10,000 shares and option to purchase 25,000 shares of the Company’s common stock with one-third of the shares of each award vesting on each of the first, second and third anniversaries of his hire date. The exercise price for this option award is equal to $12.29, the closing price of the Company’s common stock on The NASDAQ Global Market (“Nasdaq”) on his hire date. On December 28, 2007, the Compensation Committee of the Company Board of Directors awarded Mr. Reese an option to purchase 17,000 shares of the Company’s common stock with one-third of the shares vesting on each of the first, second and third anniversaries of December 28, 2007. The exercise price for this option award is equal to $7.31, the closing price of the Company’s common stock on Nasdaq on January 4, 2008. All of the restricted stock and option grants were made pursuant to the Company’s 2006 Equity Incentive Award Plan. Also on December 28, 2007, the Compensation Committee of the Board of Directors awarded Mr. Reese a cash bonus of $15,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: January 24, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer, Treasurer and Assistant Secretary

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